Exhibit 99.1

Babcock & Wilcox Announces Second Quarter 2012 Results

  Earnings per share of $0.54, non-GAAP earnings per share of $0.44
  Revenues of $853 million increased 13.3%

CHARLOTTE, N.C.--(BUSINESS WIRE)--August 7, 2012--The Babcock & Wilcox Company (NYSE: BWC) (“B&W” or the “Company”) today reported second quarter 2012 earnings per share of $0.54 compared to $0.39 in the second quarter of 2011. Included in second quarter 2012 earnings per share was $0.10 related to the recovery of loss contract costs incurred in the prior year on a Nuclear Energy segment condenser replacement project. Included in second quarter 2011 earnings per share were $0.08 of net charges related to loss contracts and an acquisition settlement. Before the impact of these items in both periods, non-GAAP earnings per share of $0.44 in the second quarter of 2012 decreased $0.03 or 6.4% from the $0.47 reported in the second quarter of 2011, primarily due to an increase in research and development spending on the B&W mPowerTM small modular reactor program.

Revenues of $852.6 million increased $100.2 million, or 13.3%, from the second quarter of 2011. Second quarter 2012 ending backlog of $5.7 billion increased $1.1 billion, or 23.4%, from the second quarter of 2011.

Recent Highlights

  Announced MOU with FirstEnergy for B&W mPower Site Selection and Licensing Study
  Received 25-Year Nuclear Regulatory Commission Operating License at Nuclear Fuel Services, Inc.
  Awarded $100 Million Environmental Contract for a Major U.S. Utility
  Awarded $82 Million in Contracts for Naval Reactor Components and Material Recovery
  Awarded $73 Million in Contracts for Naval Reactor Technology Development and Manufacturing
  Awarded $40 Million Boiler Pressure Parts Contract for South Dakota Coal-Fired Power Plant
  Awarded $30 Million Environmental Upgrade Contract at Pennsylvania Power Plant
  Awarded Engineering Release for Colombia, South America Boiler Project
  Closed $700 Million Credit Facility; Extends Maturity to 2017 and Reduces Overall Facility Costs

Results of Operations

Consolidated revenues for the second quarter of 2012 were $852.6 million, an increase of $100.2 million, or 13.3%, from the second quarter of 2011. This increase is principally due to a $108.4 million increase in revenues in the Power Generation segment resulting from strong environmental control equipment and environmental aftermarket services as well as growth in new renewable steam generation systems. This increase was partially offset by the timing of material receipts for a Nuclear Energy segment replacement steam generator project and a 3.2% reduction in combined government segment revenues.

Operating income for the second quarter of 2012 was $89.4 million, an increase of $26.1 million from the second quarter of 2011. Included in second quarter 2012 operating income was $18.1 million related to the recovery of losses incurred in the prior year on a condenser replacement contract at a commercial nuclear site. Included in second quarter 2011 operating income were $15.1 million of net charges related to loss contracts and an acquisition settlement. Excluding the impact of these items in both periods, operating income in the second quarter of 2012 decreased $7.1 million compared to the second quarter of 2011.

The decrease in operating income excluding items was primarily due to an $11.6 million increase in research and development expenses principally related to the Company’s investment in the small modular reactor program and lower equity income contributions, as expected, from the Company’s unconsolidated steam boiler joint venture in China partially offset by increased revenues and strong execution within the Power Generation segment.

“In the second quarter, the Company continued to perform in-line with expectations and is tracking well for the full year,” said E. James Ferland, President and Chief Executive Officer of B&W. “Bookings in the first half of the year have been strong, but volatile on a quarterly basis. Importantly, early in the third quarter, following a similar recommendation by the House Defense Appropriations Subcommittee earlier this year, the Senate Defense Appropriations Subcommittee recommended advanced procurement funding for an additional Virginia Class submarine in the Fiscal Year 2013 Defense Appropriations Bill. Also early in the third quarter, the Company announced an MOU for site selection and licensing studies for B&W mPower small modular reactor units at FirstEnergy and has been awarded a more than $300 million boiler contract in Vietnam through our China joint venture, all positive signals of continuing strength in our business.”

Liquidity

The Company’s cash and investments position, net of debt, was $417.9 million at the end of the second quarter of 2012, approximately the same level as the $418.7 million at the end of the first quarter of 2012. During the quarter, the Company contributed $94.0 million to its pension plans. The Company does not expect to make additional pension contributions for the remainder of 2012. In addition to net cash, the Company maintains a $700.0 million revolving credit agreement with $491.4 million of availability as of the end of the second quarter. The Company believes it maintains adequate liquidity to fund operations, which could include increased working capital requirements to fund internal growth, R&D programs, and product and geographic expansion opportunities.

Reconciliation of Non-GAAP Earnings Per Share and Operating Income
(in $ millions, except per share amounts) *amounts may not foot due to rounding

	Q2 2012	Q2 2011*
GAAP operating income	$89.4	$63.3
NFS acquisition settlement	-	(10.9)
NE Condenser Replacement Project	(18.1)	26.0
Non-GAAP operating income	$71.3	$78.4

GAAP earnings per share	$0.54	$0.39
NFS acquisition settlement	-	(0.06)
NE Condenser Replacement Project	(0.10)	0.13
Non-GAAP earnings per share	$0.44	$0.47

B&W is providing non-GAAP information regarding certain of its historical results to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. B&W believes the non-GAAP measures provide meaningful insight in the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding B&W’s ongoing operations.

Conference Call to Discuss Second Quarter 2012 Results

Date:	Wednesday, August 8, 2012, at 8:30 a.m. ET
Live Webcast:	Investor Relations section of website at www.babcock.com

Forward-Looking Statements

B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to our expectations regarding pension funding and our beliefs regarding liquidity and backlog, to the extent it may be viewed as an indicator of future revenues. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see B&W’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2011. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About B&W

The Babcock & Wilcox Company is a leader in clean energy technology and services, primarily for the nuclear, fossil and renewable power markets as well as a premier advanced technology and mission critical defense contractor. B&W has locations worldwide and employs approximately 12,700 people, in addition to approximately 10,400 joint venture employees. A company overview presentation, which will be presented at investor conferences and meetings throughout this quarter, is available on the Investor Relations section of our website. For additional information please visit our website at www.babcock.com.

TABLES TO FOLLOW

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30,	December 31,
	2012	2011
	(Unaudited)
	(In thousands)

Current Assets:
Cash and cash equivalents	$206,770	$415,209
Restricted cash and cash equivalents	56,762	61,190
Investments	155,554	68,805
Accounts receivable – trade, net	339,273	305,832
Accounts receivable – other	75,245	77,505
Contracts in progress	370,021	315,286
Inventories	115,507	107,298
Deferred income taxes	106,358	102,022
Other current assets	33,551	33,929

Total Current Assets	1,459,041	1,487,076

Property, Plant and Equipment	1,046,510	1,017,422
Less accumulated depreciation	621,485	595,131

Net Property, Plant and Equipment	425,025	422,291

Investments	3,949	3,775

Goodwill	278,737	276,180

Deferred Income Taxes	218,374	241,739

Investments in Unconsolidated Affiliates	186,800	163,568

Other Assets	209,235	194,482

TOTAL	$2,781,161	$2,789,111

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

	June 30,	December 31,
	2012	2011
	(Unaudited)
	(In thousands)

Current Liabilities:
Notes payable and current maturities of long-term debt	$4,601	$4,653
Accounts payable	247,802	237,494
Accrued employee benefits	201,040	303,803
Accrued liabilities – other	62,789	71,079
Advance billings on contracts	445,447	438,753
Accrued warranty expense	96,055	97,209
Income taxes payable	26,799	1,816

Total Current Liabilities	1,084,533	1,154,807

Long-Term Debt	510	633

Accumulated Postretirement Benefit Obligation	77,370	80,663

Environmental Liabilities	45,057	44,069

Pension Liability	501,253	586,045

Other Liabilities	90,423	87,921

Commitments and Contingencies

Stockholders’ Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 119,204,529 and 118,458,911 shares at June 30, 2012 and December 31, 2011, respectively	1,192	1,185
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	-	-
Capital in excess of par value	1,125,268	1,106,971
Retained earnings	377,093	266,325
Treasury stock at cost, 459,869 and 351,876 shares at June 30, 2012 and December 31, 2011, respectively	(12,944)	(10,059)
Accumulated other comprehensive loss	(520,438)	(538,628)
Stockholders’ Equity – The Babcock & Wilcox Company	970,171	825,794
Noncontrolling interest	11,844	9,179
Total Stockholders’ Equity	982,015	834,973

TOTAL	$2,781,161	$2,789,111

THE BABCOCK & WILCOX COMPANY CONDENSED CONSOLIDATED
STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(Unaudited)
	(In thousands, except share and per share amounts)

Revenues	$852,585	$752,352	$1,618,477	$1,443,629

Costs and Expenses:
Cost of operations	638,400	587,741	1,221,139	1,152,547
Research and development costs	34,150	22,568	63,186	39,876
(Gains) losses on asset disposals and impairments – net	(622)	89	(882)	79
Selling, general and administrative expenses	107,985	97,078	214,008	199,711
Total Costs and Expenses	779,913	707,476	1,497,451	1,392,213

Equity in Income of Investees	16,687	18,381	34,044	33,742

Operating Income	89,359	63,257	155,070	85,158

Other Income (Expense):
Interest income	504	305	737	764
Interest expense	(1,152)	(1,297)	(1,775)	(1,752)
Other – net	4,328	4,425	3,226	1,431
Total Other Income	3,680	3,433	2,188	443

Income before Provision for Income Taxes	93,039	66,690	157,258	85,601

Provision for Income Taxes	31,909	20,349	52,266	25,593

Net Income	61,130	46,341	104,992	60,008

Net Loss (Income) Attributable to Noncontrolling Interest	2,894	(132)	5,776	(289)

Net Income Attributable to The Babcock & Wilcox Company	$64,024	$46,209	$110,768	$59,719

Earnings per Common Share:
Basic:
Net Income Attributable to The Babcock & Wilcox Company	$0.54	$0.39	$0.94	$0.51
Diluted:
Net Income Attributable to The Babcock & Wilcox Company	$0.54	$0.39	$0.93	$0.51

Shares used in the computation of earnings per share:
Basic	118,648,459	117,502,610	118,451,903	117,235,443
Diluted	119,257,911	118,353,937	119,058,527	118,155,592

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2012	2011
	(Unaudited)
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$104,992	$60,008
Non-cash items included in net income:
Depreciation and amortization	35,530	37,775
Income of investees, net of dividends	(17,757)	(16,689)
(Gain) loss on asset disposals and impairments – net	(882)	79
In-kind research and development costs	8,740	-
Amortization of pension and postretirement costs	43,057	41,021
Stock-based compensation expense	9,047	9,695
Excess tax benefits from stock-based compensation	(1,436)	(4,356)
Other, net	(7,837)	(8,773)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(42,582)	(72,281)
Net contracts in progress and advance billings on contracts	(45,882)	(11,497)
Accounts payable	18,360	15,941
Inventories	(10,031)	(2,908)
Current and deferred income taxes	43,534	36,605
Accrued warranty and other current liabilities	(11,404)	(5,755)
Pension liability, accumulated postretirement benefit obligation and accrued employee benefits	(189,882)	(90,249)
Prepaid expenses	297	(42,305)
Other, net	(10,546)	2,044
NET CASH USED IN OPERATING ACTIVITIES	(74,682)	(51,645)
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease (increase) in restricted cash and cash equivalents	4,428	(9,439)
Purchases of property, plant and equipment	(41,548)	(32,195)
Proceeds from sale of unconsolidated affiliate	2,091	-
Purchases of available-for-sale securities	(155,979)	(88,746)
Sales and maturities of available-for-sale securities	68,532	71,211
Investments in equity and cost method investees	(6,572)	(35,467)
Proceeds from asset disposals	132	714
NET CASH USED IN INVESTING ACTIVITIES	(128,916)	(93,922)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of short-term borrowing and long-term debt	(101)	(1,600)
Payment of debt issuance costs	(4,747)	(82)
Excess tax benefits from stock-based compensation	1,436	4,356
Proceeds from exercise of stock options	1,424	4,052
Distributions to noncontrolling interests	(284)	(170)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(2,272)	6,556
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(2,569)	6,240
NET DECREASE IN CASH AND CASH EQUIVALENTS	(208,439)	(132,771)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	415,209	391,142
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$206,770	$258,371

The Babcock & Wilcox Company
Business Segment Information
For the Periods Ended June 30, 2012 and 2011
(In thousands of U.S. dollars)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	6/30/12	6/30/11	6/30/12	6/30/11
REVENUES:
Power Generation	$497,037	$388,643	$911,310	$744,827
Nuclear Operations	265,398	272,625	515,576	523,080
Technical Services	28,269	30,668	53,242	59,028
Nuclear Energy	67,392	93,877	153,978	159,139
Adjustments and Eliminations	(5,511)	(33,461)	(15,629)	(42,445)

TOTAL	$852,585	$752,352	$1,618,477	$1,443,629

SEGMENT INCOME:
Power Generation	$46,458	$28,098	$74,437	$54,731
Nuclear Operations	48,541	59,289	96,543	89,739
Technical Services	18,411	14,466	33,029	26,608
Nuclear Energy	(12,935)	(33,342)	(29,762)	(70,820)
SUBTOTAL	100,475	68,511	174,247	100,258
Corporate	(11,116)	(5,254)	(19,177)	(15,100)
TOTAL	$89,359	$63,257	$155,070	$85,158

EQUITY IN INCOME (LOSS) OF INVESTEES:
Power Generation	$3,054	$6,030	$6,876	$12,040
Nuclear Operations	0	0	0	0
Technical Services	13,633	12,351	27,168	21,702
Nuclear Energy	0	0	0	0

TOTAL	$16,687	$18,381	$34,044	$33,742

PENSION EXPENSE:
Power Generation	$16,668	$16,139	$33,107	$32,067
Nuclear Operations	10,372	8,946	20,743	17,892
Technical Services	698	633	1,396	1,267
Nuclear Energy	1,013	1,098	2,238	2,279
Corporate	1,946	1,744	3,892	3,424

TOTAL	$30,697	$28,560	$61,376	$56,929

DEPRECIATION AND AMORTIZATION:
Power Generation	$4,903	$4,399	$9,491	$9,119
Nuclear Operations	8,414	9,743	16,903	20,134
Technical Services	54	66	128	132
Nuclear Energy	1,463	1,323	3,008	2,504
Corporate	2,981	2,929	6,000	5,886

TOTAL	$17,815	$18,460	$35,530	$37,775

RESEARCH AND DEVELOPMENT, NET:
Power Generation	$5,810	$5,786	$10,649	$8,780
Nuclear Operations	0	23	119	34
Technical Services	110	646	325	646
Nuclear Energy	28,230	16,113	52,093	30,416

TOTAL	$34,150	$22,568	$63,186	$39,876

CAPITAL EXPENDITURES:
Power Generation	$4,516	$3,895	$10,247	$8,034
Nuclear Operations	10,582	3,984	23,356	15,750
Technical Services	0	0	0	0
Nuclear Energy	1,735	1,320	2,600	3,783
Corporate	3,274	2,243	5,345	4,628

TOTAL	$20,107	$11,442	$41,548	$32,195

BACKLOG:
Power Generation	$2,528,575	$1,455,575	$2,528,575	$1,455,575
Nuclear Operations	2,859,748	2,693,961	2,859,748	2,693,961
Technical Services	14,070	12,820	14,070	12,820
Nuclear Energy	310,260	467,896	310,260	467,896

TOTAL	$5,712,653	$4,630,252	$5,712,653	$4,630,252

CONTACT:
The Babcock & Wilcox Company
Investor Contact:
Michael P. Dickerson, Vice President and Investor Relations Officer, 704-625-4944
investors@babcock.com
or
Media Contact:
Jud Simmons, Public Relations Manager, 434-522-6462
hjsimmons@babcock.com